As filed with the Securities and Exchange Commission on February 2, 2007.
Registration No. 333-120426

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 3
to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PROFESSIONAL VETERINARY PRODUCTS, LTD.
(Exact name of registrant as specified in its charter)

Nebraska	5047	37-1119387
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
10077 South 134thStreet, Omaha, NE 68138
(402) 331-4440
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Lionel L. Reilly, D.V.M.
President and Chief Executive Officer
Professional Veterinary Products, Ltd.
10077 South 134th Street, Omaha, NE 68138
(402) 331-4440
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:
Richard E. Putnam, Esq.
Baird Holm LLP
1500 Woodmen Tower, Omaha, Nebraska 68102-2068
(402) 636-8285

Approximate date of commencement of proposed sale to the public:  N/A

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

This Post-Effective Amendment No. 3 is filed pursuant to Item 512(a)(3) of Regulation S-K under the Securities Act of 1933, as amended, to deregister the unsold shares of common stock of the Company registered pursuant to the Registration Statement on Form S-1 (File No. 333-120426).

EXPLANATORY NOTE
SIGNATURES

EXPLANATORY NOTE

DEREGISTRATION OF COMMON STOCK

On November 12, 2004, Professional Veterinary Products, Ltd., a Nebraska corporation (the “Company”), filed with the Securities and Exchange Commission a Registration Statement (File No. 333-120426) on Form S-1, as amended (the “ Registration Statement”) under the Securities Act of 1933 registering up to 500 shares of common stock of the Company. This initial Registration Statement was declared effective by the Securities and Exchange Commission on November 29, 2004. The Registration Statement was amended by Post-Effective Amendment No. 1 filed on September 16, 2005, which was declared effective on September 28, 2005, and by Post-Effective Amendment No. 2 filed December 13, 2005, which was declared effective on such date.

The Company registers its securities the offering of which is made on a continuous basis and continues for a period that terminates two years from the initial effective date of the Registration Statement or the date on which all of the securities are sold. During the period of effectiveness of the Registration Statement, the Company sold an aggregate of 168 shares of common stock for aggregate proceeds in the amount of $504,000 with 332 shares of common stock remaining unsold. In accordance with the Undertakings of the Company set forth in Part II of the Registration Statement, the Company hereby deregisters the remaining unsold shares of its common stock as of the date hereof pursuant to this Post-Effective Amendment No. 3 to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska on this 2nd day of February, 2007.

PROFESSIONAL VETERINARY PRODUCTS, LTD.

By:	/s/ Dr. Lionel L. Reilly
Dr. Lionel L. Reilly
President and CEO

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed below by the following persons in the capacities of Professional Veterinary Products, Ltd. on the 2nd day of February, 2007.

Signature		Capacity

/s/ Dr. Lionel L. Reilly Dr. Lionel L. Reilly		President and Chief Executive Officer (principal executive officer)

/s/ Neal B. Soderquist Neal B. Soderquist		Chief Financial Officer and Vice President (principal financial officer and principal accounting officer)

/s/ Dr. G.W. Buckaloo, Jr.* Dr. G.W. Buckaloo, Jr.		Director

/s/ Dr. Tom Latta* Dr. Tom Latta		Director

/s/ Dr. Buddy D. Ray* Dr. Buddy D. Ray		Director

/s/ Dr. Scott A. Shuey* Dr. Scott A. Shuey		Director

/s/ Dr. William Swartz* Dr. William Swartz		Director

/s/ Dr. Steven E. Wright* Dr. Steven E. Wright		Director

*By:	/s/ Dr. Lionel L. Reilly Dr. Lionel L. Reilly As: Attorney-in-fact